RANDALL G. ROGG CPA
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                      260 LANSDOWNE AVENUE, CARLE PLACE, NY 11514 (516) 338-6884


September 22, 2000




Independent Auditor's Consent

I consent to the use in this Registration Statement of UltraMed International Inc. on Form SB-2 of my Independent Auditors' Report dated August 13, 2000, on the financial statements of UltraMed Internatiional Inc. appearing in the Prospectus, which is part of the Registration Statement.

I also consent to the reference to us under the heading "Experts" in such Prospectus.




/S/ RANDALL G. ROGG
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Randall G. Rogg
Certified Public Accountant